Exhibit 23.4

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of LogicMark, Inc. on Post-Effective Amendment No.1 to Form S-1 (File No. 333-268688) of our report dated April 15, 2022, with respect to our audit of the financial statements of LogicMark, Inc. as of December 31, 2021 and for the year ended December 31, 2021 appearing in the Annual Report on Form 10-K of LogicMark, Inc. for the year ended December 31, 2021.

/s/ Marcum llp

Marcum llp

Costa Mesa, CA

June 2, 2023